                                                               EXHIBIT 3.1 & 4.1

                            ARTICLES OF INCORPORATION

                                       OF

                            LIBERTY BANCSHARES, INC.


The undersigned, natural person, of the age of eighteen (18) years or more, for the purpose of forming a corporation under the "General and Business Corporation Law of Missouri," adopt the following Articles of Incorporation:



                                    ARTICLE I

         The name of the corporation is LIBERTY BANCSHARES, INC.

                                   ARTICLE II

         The address of the corporation's initial registered office in the State of Missouri is 3333 East Battlefield, Suite 1000, Springfield, MO 65804, and the name of its initial registered agent at such address is Carl E. Yates.

                                   ARTICLE III

         The authorized amount cash capital of this banking corporation shall be Three Million Six Hundred Thousand Dollars ($3,600,000) of which the capital stock of the banking corporation shall be One Million Eight Hundred Thousand Dollars ($1,800,000) which shall be divided into thirty-six thousand (36,000) shares of the par value of fifty dollars ($50.00) each; that the same has been bona fide subscribed and is actually paid up in lawful money of the United States of America and is in the custody of the persons hereinafter named as the first board of directors; that the Surplus will be One Million Dollars ($1 ,000,000) and the Undivided Profits will be Eight Hundred Thousand Dollars ($800,000).

         The preferences, qualifications, limitations, restrictions and special or relative rights, if any, in respect of the shares of each class are as follows: NONE.

                                   ARTICLE IV

         The holders of shares shall have preemptive rights to purchase any shares of the corporation hereafter issued or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

                                    ARTICLE V

         The name and place of residence of the sole incorporator is as follows:

                                 Gary E. Metzger
                               1947 East Norshire
                              Springfield, MO 65804

                                   ARTICLE VI

         The initial Board of Directors of the corporation shall consist of eleven (11). The number of directors to constitute subsequent boards of directors shall be fixed by, or in the manner provided in the By-Laws of the corporation and any change in the number of directors shall be reported to the Secretary of State within thirty (30) days of such change.


                                   ARTICLE VII

         The duration of the corporation is perpetual.


                                  ARTICLE VIII

         This corporation is formed under Chapter 351, RSMo., for the following purposes:

         A. To organize, own and operate a state chartered bank, as a bank holding company;

         B. Invest in or to assist a subsidiary to invest in a bank service corporation as defined by the act of Congress known as the "Bank Service Corporation Act," Public Law 87-856, as approved October 23, 1962, to the same extent as provided by that act or any amendment thereto;

         C.   To own or control a company;

         D. Purchase and hold the stock of one safe deposit company organized and existing under the laws of the State of Missouri and doing a safety deposit business on premises owned or leased by any subsidiary bank or trust company at not more than one location outside the main banking house; provided, that the purchasing and holding of the stock is first duly authorized by resolution of the board of directors of the bank or trust company and by the written approval of the Commissioner of Finance, and that all of the shares of the safe deposit company shall be purchased and held, and shall not be sold or transferred except as a whole and not be pledged at all, all sales or transfers or pledges in violation hereof to be void;

         E. To own stock in any corporation organized to act as the fiscal or transfer agent of the United States, of any state, municipality, body politic or corporation and in such capacity to receive and disburse money, to transfer, register and countersign certificates of stock bonds and other evidences of indebtedness;

         F. Purchase, lease, hold or convey real property for the following purposes:

              1. With the approval of the Commissioner of Finance, plots whereon there is or may be erected a building or buildings suitable for the convenient conduct of its functions or business or for customer or employee parking even though a revenue may be derived from portions not required for its own use; or

              2. Real property conveyed to it in satisfaction or part satisfaction of debts previously contracted in the course of its business;

         G. Purchase, hold and become the owner and lessor of personal property acquired upon the specific request of and for use of a subsidiary and may incur such additional obligations as may be incident to becoming an owner and lessor of the property.

         H. Contract with another bank or trust company, bank service corporation or other partnership, corporation or association, within or without the state, to render or receive services such as check and deposit sorting and posting, computation and posting of interest and other credits and charges, preparation and mailing of checks, statements, notices and similar items, or any other clerical, bookkeeping, accounting, statistical or similar services; except that the contract shall provide, to the satisfaction of the commissioner of finance, that the party providing the services will be subject to regulation and examination to the same extent as if the services were being performed by the bank or trust company on its own premises.

         I. To make contracts and incur liabilities which may be appropriate to enable it to accomplish any or all of its purposes, to borrow money for its corporate purposes at such rates of interest as the corporation may determine, to issue its notes, bonds and other obligations, to issue notes or bonds, secured or unsecured, which by their terms are convertible into share. of stock of any class, upon such terms and conditions and at such rates or prices as may be provided in such notes or bonds and the indenture or mortgage under which they are issued, and to secure any of its obligations by mortgage, pledge or deed of trust, of all or any of its property, franchises and income;

         J. To invest its surplus funds from time to time and to lend money for its corporate purposes and to take and hold real and personal property as security for the payment of funds so invested or loaned;

         K. To conduct its business, carry on its operations and have offices within and without this State and to exercise in any other state, territory, district or possession of the United States, or in any foreign country, the powers granted by the General and Business Corporation Law of Missouri;

         L. To elect and appoint officers and agents of the corporation and to define their duties and fix their compensation;

         M. To make and alter By-laws not inconsistent with its Articles of Incorporation or with the laws of this State for the administration and regulations of the affairs of the corporation;

         N. To cease its corporate activities and surrender its corporate franchise;

         0. To have and exercise all powers necessary or convenient to effect any or all of the purposes for which the corporation is formed;

         P    To make contributions to any corporation organized for civic, charitable or benevolent purposes or to any incorporated or unincorporated association, community chest or community funds;

         Q. To purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own shares; and

         R. To engage in any other lawful act Of activity which corporations are now or may in the future be authorized under the General and Business Corporation Law of Missouri.

                                   ARTICLE IX

         The private property of the shareholders of the corporation shall not be subject to the payment of the corporate debts, except to the extent of any unpaid balances of the subscription for shares.

         IN WITNESS WHEREOF, these Articles of Incorporation have been signed this 2nd day of May, 1995.


                                            /s/ Gary E. Metzger
                                            -----------------------------
                                            Gary E. Metzger, Incorporator


                          VERIFICATION OF INCORPORATOR
STATE OF MISSOURI                   )
                                    ) ss.
COUNTY OF GREENE                    )


         I, Denise C. Ritter, a notary public, do hereby certify that on the 2nd day of May, 1995, personally appeared before me Gary E. Metzger, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.



                                            /s/ Denise C. Ritter
                                            -----------------------------
                                            Notary Public


My commission expires:

         DENSE C. RITTER      Notary Public
         Lawrence County      State of Missouri
         My Commission Expires Nov 23 1596

HONORABLE REBECCA MCDOWELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI 65101


                           CERTIFICATE OF AMENDMENT OF
              ARTICLES OF INCORPORATION OF LIBERTY BANCSHARES, INC.


         Pursuant to the provisions of The General and Business Corporation Law of the State of Missouri, the undersigned Corporation certifies the following:

         1.   The name of the Corporation is LIBERTY BANCSHARES, INC.

         2. An amendment to the Corporation's Articles of Incorporation was adopted by the Shareholders on the 13th day of May, 1997.

         3.   Article III is amended to read as follows:

                                   ARTICLE III

              "The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is Thirty Eight Thousand (38,000) shares, all of which shall be capital stock having a par value of Fifty Dollars ($50.00) per share.

              The preferences, qualifications, limitations, restrictions, and the relative or special rights, including convertible rights, if any, in respect of the shares of each class are as follows: NONE."

         4.   Article IV is amended to read as follows:

                                   ARTICLE IV

              "The holders of shares shall have preemptive rights to purchase any shares of the corporation hereafter issued or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares; provided, however, that the shareholders of the corporation shall have no preemptive rights to subscribe to or purchase any shares of the corporation heretofore authorized but unissued, and subsequently issued by the corporation upon the exercise by an optionee of any option granted under the Liberty Bancshares, Inc. Incentive Stock Option Plan."

         5. Of the 33,500 shares outstanding and entitled to vote on the amendment, 33,500 shares were voted for and 0 shares were voted against the amendment.

         6. The amendment does not provide for the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its President and by its Secretary on this 21st day of May, 1997.



                                            LIBERTY BANCSHARES, INC.

                                            By /s/ Gary E. Metzger
                                            --------------------------
                                            Gary E. Metzger, President

(Corporate Seal)

ATTEST:


/s/ Pat L. Sechler
-------------------------
Pat L. Sechler, Secretary



STATE OF MISSOURI                   )
                                    ) ss.
COUNTY OF GREENE                    )


     I, Pat L. Sechler, a Notary Public, do hereby certify that on this 21st day of May, 1997, personally appeared before me GARY E. METZGER, who being by me first duly sworn, declared that he is one of the persons who signed the foregoing documents as an officer of the corporation named therein, and that the statements therein contained are true.


                                            /s/ Pat L. Sechler
                                            -------------------
                                            Notary Public
                                            Pat L. Sechler
                                            Greene county, MO.

My Commission expires:

       11-14-2000
----------------------

HONORABLE REBECCA MC DOWELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65101

                         CERTIFICATE OF AMENDMENT OF
            ARTICLES OF INCORPORATION OF LIBERTY BANCSHARES, INC.

        Pursuant to the provisions of The General and Business Corporation Law of the State of Missouri, the undersigned Corporation certifies the following:

        1.   The name of the Corporation is LIBERTY BANCSHARES, INC.

        2. An amendment to the Corporation's Articles of Incorporation was adopted by the Shareholders on the 19th day of May, 1998.

        3.   Article III is amended to read as follows:

                                 "ARTICLE III

        Each of the fifty-five thousand six hundred nine (55,609) shares of common stock of the Corporation authorized immediately prior to the effectiveness of this amendment (both issued and unissued), with a par value of Fifty Dollars ($50.00) per share, shall be, and each hereby is, reclassified as and converted into one (1) share of the Corporation's common stock, par value Ten Dollars ($10.00) per share.

        Immediately upon the effectiveness of this amendment to the Articles of Incorporation of the Corporation, the aggregate number of sharers of all classes of stock which the Corporation shall have authority to issue is fifty-five thousand six hundred nine (55,609) shares, all of which shall be common stock having a par value of Ten Dollars ($10.00) per share.

        The preferences, qualifications, limitations, restrictions, and the relative or special rights, including convertible rights, if any, in respect of the shares of each class are as follows: NONE."

     4. Of the 51,109 shares outstanding and entitled to vote on the amendment, 41,420 shares were voted for and 0 shares were voted against the amendment.

     5. The amendment does not provide for the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.

     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its President and by its Secretary on this 15th day of June, 1998.

                                                LIBERTY BANCSHARES, INC.


                                                By /s/ Gary E. Metzger
                                                   ----------------------------
                                                   Gary E. Metzger, President

(Corporate Seal)

ATTEST:                                                 FILED AND CERTIFICATE
                                                                ISSUED
/s/ Pat L. Sechler                                           JUN 17 1998
-----------------------------
Pat L. Sechler, Secretary

STATE OF MISSOURI     )                                 Rebecca McDonnell Cook
                      )  ss.                              SECRETARY OF STATE
COUNTY OF GREENE      )

     I, PAT L. SECHLER, a Notary Public, do hereby certify that on this 15th day of June, 1998, personally appeared before me GARY E. METZGER, who being by me first duly sworn, declared that he is one of the persons who signed the foregoing documents as an officer of the corporation named therein, and that the statements therein contained are true.



                                                /s/ Pat L. Sechler
                                                ------------------------------
                                                Notary Public
                                                Pat L. Sechler
                                                Greene County, Mo.

My Commission expires:

     11-14-2000
----------------------

HONORABLE REBECCA MCDONNELL COOK
SECRETARY OF STATE
STATE OF MISSOURI
JEFFERSON CITY, MISSOURI  65101


                         CERTIFICATE OF AMENDMENT OF
            ARTICLES OF INCORPORATION OF LIBERTY BANCSHARES, INC.


        Pursuant to the provisions of The General and Business Corporation Law of the State of Missouri, the undersigned Corporation certifies the following:

        1.  The name of the Corporation is LIBERTY BANCSHARES, INC.
        2. An amendment to the Corporation's Articles of Incorporation was adopted by the Shareholders on the 19th day of May, 1998.

        3.  Article III is amended to read as follows:

                                 "ARTICLE III

        Each of the fifty-five thousand six hundred nine (55,609) shares of common stock of the Corporation authorized immediately prior to the effectiveness of this amendment (both issued and unissued), with a par value of Ten Dollars ($10.00) per share, each, immediately upon the effectiveness of this amendment, hereby changed into ten (10) shares with a par value of One Dollar ($1.00) per share. The stated capital of the Corporation upon this change shall be the same as the stated capital of the Corporation immediately prior to this change.

        Immediately following the stock split specified in the preceding paragraph, upon the effectiveness of this amendment, the authorized shares of common stock of the Corporation shall be increased from five hundred fifty-six thousand ninety (556,090) shares, having a par value of One Dollar ($1.00) each, to five million (5,000,000) shares of common stock, having a par value of One Dollar ($1.00) each.

        The preferences, qualifications, limitations, restrictions, and the relative or special rights, including convertible rights, if any, in respect of the shares of each class are as follows: NONE."

        4. Of the 51,109 shares outstanding and entitled to vote on the amendment, 41,420 shares were voted for and 0 shares were voted against the amendment.
        5. The amendment does not provide for the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class.
        IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the Corporation by its President and by its Secretary on this 15th day of June, 1998.

                                                LIBERTY BANCSHARES, INC.

                                                By /s/ Gary E. Metzger
                                                  -----------------------------
                                                  Gary E. Metzger, President

(Corporate Seal)

ATTEST:
                                                FILED AND CERTIFICATE
/s/ Pat L. Sechler                                     ISSUED
-----------------------------                        Jun 17 1998
Pat L. Sechler, Secretary

STATE OF MISSOURI  )                    Rebecca McDonnell Cook
                   ) ss.                SECRETARY OF STATE
COUNTY OF GREENE   )


        I, PAT L. SECHLER, a Notary Public, do hereby certify that on this 15th day of June, 1998, personally appeared before me GARY E. METZGER, who being by me first duly sworn, declared that he is one of the persons who signed the foregoing documents as an officer of the corporation named therein, and that the statements therein contained are true.

                                                /s/ Pat L. Sechler
                                                  ------------------------------
                                                  Notary Public
My Commission expires:                                  Pat L. Sechler
                                                        Greene County, Mo.
     11-14-2000
----------------------


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